Exhibit 99.1

Investor Relations Contact:
Ed McGregor
Sigma Designs, Inc.
Tel: (646) 259-2999
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS THIRD QUARTER
FISCAL 2009 RESULTS

MILPITAS, Calif. — December 2, 2008 — Sigma Designs®, Inc. (NASDAQ: SIGM) (“Sigma” or “the Company”), a leading provider of highly integrated system-on-chip, or SoC, solutions used to deliver multimedia entertainment throughout the home, today reported financial results and business highlights for its third fiscal quarter ended November 1, 2008.

Third Quarter 2009 Financial Results

Revenue for the third quarter of fiscal 2009 was $46.8 million and GAAP net income was $3.7 million or $0.14 per diluted share.  Non-GAAP net income in the third quarter of 2009 was $7.2 million, or $0.27 per diluted share.  Non-GAAP adjustments for the third quarter of 2009 consisted of the exclusion of $0.7 million in amortization expense for acquired intangibles related to the VXP and Blue7 acquisitions and $2.8 million in non-cash share-based compensation expenses.  The reconciliation between GAAP and non-GAAP results for all referenced periods is provided in a table immediately following the GAAP financial tables below.

As of the end of the third quarter, Sigma had approximately 26.4 million shares of common stock outstanding and cash, cash equivalents and marketable securities totaling $197.3 million, or $7.48 per share.  During the third quarter, total cash and investments increased $17.6 million, principally due to a reduction in accounts receivable and the Company’s continuing profitability.

Management Comment

“Like many other companies facing the challenge of our struggling economy, we are disappointed to report a decline in revenues for the third quarter, however, we are placing every effort on bolstering sales within our market segments.  We continue to maintain a strong presence in the IPTV market, being the market leader for both the Microsoft Mediaroom and Linux-based platforms and pushing for new wins within emerging telco deployments.  We are also pushing forward with our consumer products agenda by working with a wide range of vendors for Blu-ray player designs, many of whom have begun to place new orders.  To further these positions, we are in the midst of completing a number of new chipset products that will increase our competitiveness in the marketplace.  Moving forward, we are also executing a number of strategic growth initiatives designed to result in additional future revenue streams, including penetration into the cable-based IPTV set-top box market, the home networking market, and selected segments of the HDTV market.  Furthermore, to help maintain reasonable operating profits, we are already taking actions to reduce our operating expenses moving forward.  These actions include the establishment of a hiring freeze, reducing outside consulting services and tightening restrictions on employee travel,” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Third Quarter Highlights

•
Announced the availability and conducted product demonstrations of its new SMP8644 media processor system-on-chip (SoC), designed for feature-rich consumer products including next generation IPTV set-top boxes, IP cable set-top boxes, and Blu-ray players.  The SMP8644 provides substantial improvements in performance coupled with a broad array of interface capabilities required to support greater interactivity, extended system features and studio level image quality typically associated with high end consumer products.

•
Announced the availability of the Wireless Home Theater Audio Development Kit based on the company’s Windeo® Ultra wideband (UWB) chipset.  Sigma also demonstrated the Wireless Home Theater Audio Development Kit along with its new CoAir™ solution, the industry’s first UWB chipset with combined wireless, coax and Ethernet capabilities.

•
Demonstrated a wide range of consumer technology solutions at IBC 2008 in Amsterdam.  These solutions included the SMP8654 SoC media processor which increases system performance while decreasing overall set-top box costs, multiple UWB connectivity solutions including CoAir, the industry’s first UWB chipset with combined wireless, coax and gigabit Ethernet capabilities, and Sigma’s new DOCSIS 3.0 set-top box reference design featuring Tru2way middleware for next generation cable deployments.

•
Announced the appointment of David Lynch as its Senior Vice President of a newly combined sales and marketing department.  Mr. Lynch will be responsible for the company’s demand generation, including forecasting, distribution, account management, product management, product marketing and promotional programs.

•
Announced that it has been ranked #7 on FORTUNE’s 100 Fastest-Growing Companies in the U.S., and chosen, for the second consecutive year, by Deloitte & Touche as a Silicon Valley Fast 50 Company for 2008.

Investor Conference Call

The conference call relating to third quarter fiscal 2009 results will take place following this announcement at 5:00 PM ET today, December 2, 2008.  Investors will have the opportunity to listen live to the conference call via the Internet through www.earnings.com or www.sigmadesigns.com/ir.  Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 888-286-8010 (international callers dial 617-801-6888) and using passcode 66669671.  The audio replay will be available for one week after the call.  For further information, please see the link on our website at www.sigmadesigns.com/ir.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes amortization of acquired intangibles, stock-based compensation calculated under APB No. 25 and SFAS No. 123(R) and, with respect to the first half of fiscal 2008, nonrecurring expenses associated with a tender offer to employees to resolve potential personal income tax exposure and nonrecurring expenses associated with the Company’s review of its historical stock option granting practices and related financial restatements for prior periods and, with respect to the first quarter of fiscal 2009, in-process development costs acquired during the quarter.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of share-based compensation such as the volatility of its stock price and changing interest rates.  With respect to Sigma’s stock option review and related restatement costs and expenses associated with its tender offer, the unique nature of these costs may limit the comparability of its on-going operations with prior and future periods.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

About Sigma Designs, Inc.

Sigma Designs (NASDAQ: SIGM) is a leading fabless provider of highly integrated system-on-chip, or SoC, solutions that are used to deliver multimedia entertainment throughout the home.  Sigma’s SoC solutions combine its semiconductors and software and are a critical component of multiple high-growth, consumer applications that process digital video and audio content, including internet protocol TV, or IPTV, high definition DVD players, high definition TVs, or HDTVs, and portable media players.  Headquartered in Milpitas, Calif., the Company also has sales representatives in the United States, Belgium, China, Japan and Taiwan and sells its products through third-party distributors in Japan and Korea.  For more information, please visit the Company’s web site at www.sigmadesigns.com.  Sigma Designs is a registered trademark of Sigma Designs, Inc.  All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding future revenue trends, potential opportunities emerging for Sigma’s strategic initiatives and the potential impact of new products and technology.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that the SEC disagrees with the manner in which Sigma has accounted for and reported, or not reported, the financial impact of past stock option grants, actions by other regulatory agencies as a result of Sigma’s past stock option practices, a determination, upon completion of further closing and audit procedures, that the financial results for the third quarter and first nine months of fiscal 2009 are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the IPTV, high definition DVD and HDTV markets in general, the ramp in demand from our set-top box and telecommunication customers, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer’s deployment of set-top boxes or consumer products.  Other risk factors are detailed from time to time in our SEC reports, including our quarterly report on Form 10-Q as filed September 11, 2008.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	November 1,	February 2,
	2008	2008
Assets

Current Assets:
Cash and cash equivalents	$90,782	$174,089
Short-term marketable securities	41,478	44,401
Accounts receivable, net	26,817	40,205
Inventories	45,238	26,283
Deferred tax assets	5,070	5,155
Prepaid expenses and other current assets	6,584	5,547
Total current assets	215,969	295,680

Long-term marketable securities	65,021	57,242
Software, equipment and leasehold improvements, net	16,702	8,783
Goodwill	7,254	5,020
Intangible assets, net	12,044	4,303
Deferred tax assets, net of current portion	6,052	7,513
Long-term investments	263	263
Other non-current assets	770	662

Total assets	$324,075	$379,466

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$13,102	$18,484
Accrued liabilities and other	11,107	14,018
Total current liabilities	24,209	32,502

Other long-term liabilities	3,545	1,372
Total liabilities	26,754	33,874

Shareholders' Equity:
Total shareholders' equity	296,321	345,592

Total liabilities and shareholders' equity	$324,075	$379,466

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended			Nine months ended
	Nov. 1, 2008	Aug. 2, 2008	Nov. 3, 2007	Nov. 1, 2008	Nov. 3, 2007
Net revenue	$46,760	$58,212	$66,244	$161,854	$144,808

Cost of revenue	25,101	28,691	31,017	82,654	69,463
Gross profit	21,659	29,521	35,227	79,200	75,345
Gross margin percent	46.3%	50.7%	53.2%	48.9%	52.0%

Operating expenses:
Research and development	11,131	10,377	7,488	32,364	21,941
Sales and marketing	3,102	2,783	2,785	8,526	7,709
General and administrative	3,837	3,634	2,541	13,939	9,246
Acquired in-process R&D	---	---	---	1,571	---
Total operating expenses	18,070	16,794	12,814	56,400	38,896

Income from operations	3,589	12,727	22,413	22,800	36,449
Interest and other income, net	1,150	1,064	1,446	4,382	2,166

Income before income taxes	4,739	13,791	23,859	27,182	38,615
Provision for income taxes	1,068	4,200	2,909	7,338	3,708

Net income	$3,671	$9,591	$20,950	$19,844	$34,907

Net income per share:
Basic	$0.14	$0.36	$0.80	$0.73	$1.43
Diluted	$0.14	$0.35	$0.72	$0.71	$1.27

Shares used in computing net income per share:
Basic	26,351	26,488	26,234	27,045	24,360
Diluted	27,084	27,347	28,958	27,971	27,532

SIGMA DESIGNS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Unaudited)
(In thousands, except per share data)

	Three months ended			Nine months ended
	Nov. 1, 2008	Aug. 2, 2008	Nov. 3, 2007	Nov. 1, 2008	Nov. 3, 2007
GAAP net income	$3,671	$9,591	$20,950	$19,844	$34,907

Items reconciling GAAP net income to non-GAAP net income:

Included in cost of revenue:
Amortization of acquired developed technology	(564)	(570)	(189)	(1,675)	(567)
Share-based compensation	(86)	(92)	(130)	(261)	(319)
Tender offer to exchange employee options	---	---	---	---	(135)
Total related to cost of revenue	(650)	(662)	(319)	(1,936)	(1,021)

Included in operating expenses:
Research and development:
Amortization of acquired noncompete agreement	(117)	(117)	(117)	(350)	(351)
Share-based compensation	(1,240)	(1,241)	(762)	(3,892)	(2,315)
Tender offer to exchange employee options	---	---	---	---	(1,518)
Sales and marketing:
Share-based compensation	(796)	(382)	(338)	(1,536)	(826)
Tender offer to exchange employee options	---	---	---	---	(388)
Amortization of acquired intangibles	(57)	(53)	---	(160)	---
General and administrative:
Share-based compensation	(655)	(689)	(468)	(4,246)	(1,277)
Tender offer to exchange employee options	---	---	---	---	(326)
Professional service fees and expenses from stock option review and related restatements	---	---	---	---	(1,491)
Acquired in-process development costs	---	---	---	(1,571)	---
Total related to operating expenses	(2,865)	(2,482)	(1,685)	(11,755)	(8,492)

Net effect of non-GAAP adjustments	(3,515)	(3,144)	(2,004)	(13,691)	(9,513)

Non-GAAP net income	$7,186	$12,735	$22,954	$33,535	$44,420

Non-GAAP net income per diluted share	$0.27	$0.47	$0.79	$1.20	$1.61